EXHIBIT 99.1


News Release         News Release            News Release           News Release

[LOGO OF AMERICAN EXPRESS]

Contacts:            Frank Vaccaro               Michael J. O'Neill
                     212-640-3327                212-640-5951
                     frank.vaccaro@aexp.com      mike.o'neill@aexp.com



FOR IMMEDIATE RELEASE

-------------------------------------------------------------------------------



              AMERICAN EXPRESS REPORTS RECORD QUARTERLY EARNINGS
                                 AND REVENUES

               Second Quarter Growth Rates Top Long-Term Targets


                       Results Reflect Strong Growth in
               Cardmember Spending and Excellent Credit Quality



                (Dollars in millions, except per share amounts)

                                                 Quarters Ended          Percentage          Six Months Ended          Percentage
                                                    June 30,             Inc/(Dec)               June 30,               Inc/(Dec)
                                                    --------             ---------               --------               ---------
                                                 2005         2004                         2005            2004
                                                 ----         ----                         ----            ----
   Revenues                                 $   8,002      $ 7,232          11%        $ 15,575       $  14,142            10%
   Income Before Accounting Change          $   1,013      $   876          16%        $  1,959       $   1,741            13%
   Net Income                               $   1,013      $   876          16%        $  1,959       $   1,670*           17%

   Earnings Per Common Share - Basic:
      Income Before Accounting Change       $    0.82       $  0.69         19%        $   1.59       $    1.37            16%
      Net Income                            $    0.82       $  0.69         19%        $   1.59       $    1.31*           21%
   Earnings Per Common Share - Diluted:
      Income Before Accounting Change       $    0.81       $  0.68         19%        $   1.56       $    1.34            16%
      Net Income                            $    0.81       $  0.68         19%        $   1.56       $    1.29*           21%
   Average Common Shares Outstanding
      Basic                                     1,231        1,263          (3%)          1,235           1,270           (3%)
      Diluted                                   1,254        1,288          (3%)          1,259           1,296           (3%)
   Return on Average Total Shareholders'
   Equity**                                     23.1%        21.2%           -            23.1%           21.2%            -
----------------------------------------------------------------------------------------------------------------------------------

* Reflects a $109 million non-cash pre-tax charge ($71 million after-tax), or $0.06 on a basic per share basis and $0.05 on a diluted per share basis, relating to the January 1, 2004 adoption of Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-1).

** Computed on a trailing 12-month basis using total Shareholders' Equity as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

         New York - July 25, 2005 - AMERICAN EXPRESS COMPANY today reported record net income of $1.0 billion for the second quarter, up 16 percent from $876 million a year ago. Diluted earnings per share (EPS) rose to $0.81, up 19 percent from $0.68 a year ago.

         The company's return on equity was 23.1 percent.

         Consolidated revenues rose 11 percent to $8.0 billion, up from $7.2 billion a year ago. This growth reflects record cardmember spending, increased cards-in-force, a rise in cardmember lending balances and higher levels of invested assets.

         Consolidated expenses totaled $6.7 billion, up 12 percent from $6.0 billion a year ago. This increase primarily reflects higher expenses for human resources, as well as for marketing, promotion, rewards and cardmember services. Expenses for the 2005 quarter also included costs associated with the planned spin-off of the company's financial services unit.

         "Strong momentum in our card business and excellent credit quality drove another quarter of record earnings," said Kenneth I. Chenault, Chairman and Chief Executive Officer. "Cardmember spending rose sharply among consumers, small businesses and corporate clients. The volume growth was excellent throughout our card-issuing business and from our bank network partners. This growth in all of our key customer segments produced overall business volumes that once again outpaced our major competitors.

         "Our investments in new products, rewards and services helped us to generate double-digit growth in average spending per cardmember and add 1.2 million cards in the last three months. The pipeline of new products and service enhancements continues to be excellent and is helping to differentiate American Express as the network of choice for high-spending cardmembers.

         "Overall results for the quarter demonstrated the competitive advantages and broad-based strength of the businesses that will comprise the company following the spin-off of American Express Financial Advisors. We remain on track with plans for the spin-off, which we expect will occur at the end of the third quarter of 2005."

         SECOND QUARTER 2005 RESULTS

         Second quarter revenues reflected 11 percent growth at Travel Related Services (TRS), 10 percent growth at American Express Financial Advisors
(AEFA) and a slight increase at American Express Bank (AEB). More specifically:
       o Discount revenue rose 16 percent, resulting from an 18 percent increase in cardmember spending on American Express cards.
       o Management and distribution fees increased 12 percent, reflecting higher levels of assets under management and higher fees earned on wrap accounts.
       o Net finance charge revenue increased 14 percent, principally driven by growth in average cardmember loan balances and higher net interest yields.

         Second quarter expenses reflected increases of 12 percent at TRS, 17 percent at AEFA and a slight increase at AEB. More specifically, the overall increase reflected:
       o A 15 percent increase in human resources expenses driven by severance costs associated with the restructuring of certain operations, higher management incentives including the impact of an additional year of incremental stock-based compensation expenses, merit increases and increased employee benefits costs.
       o An 18 percent increase in marketing, promotion, rewards and cardmember services expenses, primarily due to an 18 percent increase at TRS.

         Certain tax and insurance benefits provided the flexibility this quarter to accelerate reengineering initiatives and investments in the business. Second quarter results included the following items:

       o A tax benefit of approximately $90 million resulting from a Federal tax audit.
       o A $115 million benefit ($75 million after-tax) related to the settlement of an insurance claim associated with September 11, 2001.
       o $102 million ($66 million after-tax) of reengineering costs principally related to restructuring costs within the International Payments business, the Corporate Travel business and the Finance and Technologies functions.
       o $59 million of costs ($38 million after-tax) related to the spin-off of American Express Financial Advisors.
       o Costs associated with various securities industry legal and regulatory matters of $35 million ($23 million after-tax).


         TRAVEL RELATED SERVICES (TRS) reported record second quarter net income of $808 million, up 10 percent from $732 million a year ago.

         THE FOLLOWING DISCUSSION OF SECOND QUARTER RESULTS PRESENTS TRS SEGMENT RESULTS ON A "MANAGED BASIS," AS IF THERE HAD BEEN NO CARDMEMBER LENDING SECURITIZATION TRANSACTIONS. THIS IS THE BASIS USED BY MANAGEMENT TO EVALUATE OPERATIONS AND IS CONSISTENT WITH INDUSTRY PRACTICE. FOR FURTHER INFORMATION ABOUT MANAGED BASIS AND RECONCILIATION OF GAAP AND MANAGED TRS INFORMATION, SEE THE "MANAGED BASIS" SECTION BELOW. THE AEFA, AEB AND CORPORATE AND OTHER SECTIONS BELOW ARE PRESENTED ON A GAAP BASIS.

         Total net revenues for the second quarter increased 11 percent from a year ago to $6.2 billion, reflecting continued strong growth in spending and borrowing on American Express Cards.

         Record cardmember spending contributed to a 16 percent increase in discount revenue. This increase was driven by 13 percent growth in spending per basic cardmember, the continued benefits of rewards programs and the net addition of 4.8 million cards-in-force. Spending on cards issued by the company's network partners increased more than 35% from a year ago.

The benefits of overall higher cardmember spending were partially offset by a slightly lower average discount rate that reflected, in part, the continuing change in the mix of business toward the retail and everyday spending categories.

         Net finance charge revenue increased 10 percent, primarily reflecting 6 percent growth in average worldwide lending balances and higher net interest yields. Other commissions and fees increased 9 percent due to greater card-related volumes. Net card fees rose 7 percent, primarily as a result of 8 percent growth in cards-in-force. Travel commissions and fees also increased 7 percent, reflecting 8 percent growth in travel sales.

         Total expenses increased 12 percent. Marketing, promotion, rewards and cardmember services expenses increased 18 percent.

         Human resources expenses increased 13 percent, largely due to severance costs, higher management incentives, including an additional year of incremental stock-based compensation expenses, merit increases and increased employee benefits costs.

         Credit quality remained strong in both the charge card and lending portfolios. The total provision for losses increased 7 percent driven by a 23 percent volume-driven increase in the charge card provision and an increase in other provision related to insurance and travel reserves. The increase was partially offset by a 6 percent decrease in the lending provision. Reserve coverage ratios remained strong, reflecting excellent credit performance and the company's view of the economic environment.

         Charge card interest expense increased 20 percent as a result of higher average receivable balances and increased funding costs. Professional services expense increased 10 percent, primarily due to increased technology costs that were driven by higher business and service-related volumes. Occupancy and equipment expenses increased 9 percent, primarily due to higher rent expense and amortization of software costs.

         AMERICAN EXPRESS FINANCIAL ADVISORS (AEFA) reported second quarter net income of $140 million, down 19 percent from $174 million a year ago. Results for the current quarter included $54 million ($35 million after-tax) of the previously mentioned costs related to the spin-off of AEFA. Total revenues increased 10 percent.

         Net investment income increased 6 percent from year-ago levels, reflecting higher levels of invested assets and net investment gains of $57 million pre-tax principally resulting from the sale of AEFA's interest in a structured investment. AEFA had net investment gains of $30 million pre-tax in the second quarter of 2004. Investment management and service fees increased 10 percent, reflecting higher levels of assets under management due to higher average equity values and net asset inflows. Distribution fees increased 15 percent, benefiting from higher fees earned on wrap accounts. Property-casualty insurance premiums rose 18 percent from last year, reflecting a 16 percent increase in the average number of policies in-force generated, most notably, from the Costco relationship. Other revenues increased 18 percent, benefiting from higher fees earned on financial planning and advice services.

         Total expenses increased 17 percent as a result of higher human resources costs, provisions for losses and benefits, and other operating expenses.

         Total human resources expenses rose 24 percent from year-ago levels, primarily due to AEFA spin-off related costs, higher field force compensation driven by greater product sales and higher performance-related incentives at Threadneedle.

         Provisions for losses and benefits increased 12 percent, largely due to higher interest crediting rates and volume growth on certificate products.

         Other operating expenses increased 24 percent, primarily reflecting spin-off related costs. The increase also reflects $35 million in costs related to various securities industry legal and regulatory matters, which compares with $32 million in such costs in the second quarter of 2004.

         AMERICAN EXPRESS BANK (AEB) reported second quarter net income of $61 million, up 121 percent over the year-ago period, primarily reflecting approximately $33 million of the tax benefit mentioned previously. Pre-tax income was up 7 percent over the year-ago period. The results reflected higher commissions and fees in Private Banking and the Financial Institutions Group, a gain on the sale of AEB's Egypt branch and corporate loan recoveries. These items more than offset the negative impact of higher interest rates and increased human resources and reengineering costs.

         CORPORATE AND OTHER reported second quarter net income of $4 million, compared with net expenses of $58 million a year ago. The results reflect $49 million of the previously mentioned tax benefit resulting from a Federal tax audit and a $21 million benefit from the previously mentioned settlement of an insurance claim, partially offset by $5 million of AEFA spin-off related costs.

                                       ***

         MANAGED BASIS - TRS

         Managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the company's balance sheet and income statements, respectively. The company presents TRS information on a managed basis because that is the way the company's management views and manages the business. Management believes that a full picture of trends in the company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans.

         Asset securitization is just one of several ways for the company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time.

         For example, irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue and changes in market share, which are all significant metrics in evaluating the company's performance and which can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.

         The Consolidated Section of this press release and attachments provide the GAAP presentation for items described on a managed basis.


                                       ***

                                                                             9

         The following table reconciles the GAAP-basis TRS income statements to the managed-basis information.

Travel Related Services
Selected Financial Information

                                                                                       Effect of Securitizations
                                                                            Securitization
(preliminary, millions)                             GAAP Basis                  Effect                Managed Basis
                                         --------------------------------- ---------------------------------------------------
                                                               Percentage                                          Percentage
Quarters Ended June 30,                      2005      2004     Inc/(Dec)    2005     2004      2005       2004     Inc/(Dec)
                                         --------------------------------- ---------------------------------------------------
Net revenues:
  Discount revenue                       $  2,941    $ 2,529       16%
  Lending:
    Finance charge revenue                    839        697       21       $ 618    $ 489    $ 1,457    $ 1,186       23%
    Interest expense                          202        136       49         164       61        366        197       87
                                         ----------------------            ----------------------------------------
      Net finance charge revenue              637        561       14         454      428      1,091        989       10
  Net card fees                               506        472        7
  Travel commissions and fees                 502        468        7
  Other commissions and fees                  602        551        9          51       50        653        601        9
  Travelers Cheque investment income           94         95       (1)
  Securitization income, net                  296        282        5        (296)    (282)         -          -        -
  Other revenues                              396        420       (5)
                                         ----------------------            ----------------------------------------
        Total net revenues                  5,974      5,378       11         209      196      6,183      5,574       11
                                         ----------------------            ----------------------------------------
Expenses:
  Marketing, promotion, rewards and
    cardmember services                     1,440      1,225       18          (1)      (6)     1,439      1,219       18
  Provision for losses and claims:
    Charge card                               234        189       23
    Lending                                   275        314      (12)        210      205        485        519       (6)
    Other                                      72         33        #
                                         ----------------------            ----------------------------------------
      Total                                   581        536        8         210      205        791        741        7
  Charge card interest expense                211        175       20
  Human resources                           1,224      1,081       13
  Other operating expenses:
     Professional services                    538        488       10
     Occupancy and equipment                  342        313        9
     Communications                           110        114       (3)
     Other                                    360        367       (2)          -       (3)       360        364       (1)
                                         ----------------------            ----------------------------------------
       Total                                1,350      1,282        5           -       (3)     1,350      1,279        6
                                         ----------------------            ----------------------------------------
        Total expenses                      4,806      4,299       12       $ 209    $ 196    $ 5,015    $ 4,495       12
                                         ----------------------            ----------------------------------------
Pre-tax income                              1,168      1,079        8
Income tax provision                          360        347        4
                                         ----------------------
Net income                                $   808    $   732       10
                                         ======================

#-Denotes a variance of more than 100 percent.


              American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

                                      ***

              Note: The 2005 Second Quarter Earnings Press Release and Supplement, as well as CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss second quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (ET) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***


         THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO COMPLETE THE PLANNED SPIN-OFF OF ITS AEFA BUSINESS UNIT, WHICH IS SUBJECT TO FINAL APPROVAL BY THE COMPANY'S BOARD OF DIRECTORS, THE RECEIPT OF NECESSARY REGULATORY APPROVALS AND A FAVORABLE TAX OPINION FROM COUNSEL, AND IN CONNECTION WITH THE PROPOSED SPIN-OFF, THE COMPANY'S ABILITY TO CAPITALIZE AEFA CONSISTENT WITH RATING AGENCY REQUIREMENTS AND TO MANAGE TRANSITION COSTS AND IMPLEMENT EFFECTIVE TRANSITION ARRANGEMENTS WITH AEFA ON A POST-COMPLETION BASIS; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES (GNS) BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING THE LATTER HALF OF 2005 AND THE FIRST HALF OF 2006; THE SUCCESS OF THE GNS BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH

SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES U.S. GNS BANK PARTNERS THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION
OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; SUCCESSFULLY CROSS-SELLING, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN
THE UNITED STATES AND ABROAD; THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND
EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS
BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S
ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS,
MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS
OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF TRS' BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS
PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED
WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $500 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS AND TO LOAN UP TO $75 MILLION TO DELTA; AEFA'S ABILITY TO IMPROVE INVESTMENT PERFORMANCE, INCLUDING ATTRACTING AND RETAINING HIGH-QUALITY PERSONNEL, AND REDUCE OUTFLOWS OF
INVESTED FUNDS; AEFA'S ABILITY TO DEVELOP AND INTRODUCE NEW AND ATTRACTIVE PRODUCTS TO CLIENTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY MUTUAL FUNDS AND OTHER RETAIL FINANCIAL PRODUCTS TO CLIENTS; FLUCTUATION IN THE EQUITY AND FIXED INCOME MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT, DISTRIBUTION AND OTHER FEES RECEIVED BASED ON THE VALUE OF THOSE ASSETS; AEFA'S ABILITY TO RECOVER DEFERRED ACQUISITION COSTS (DAC), AS WELL AS THE TIMING OF SUCH DAC AMORTIZATION, IN CONNECTION WITH THE SALE OF ANNUITY, INSURANCE AND CERTAIN MUTUAL FUND PRODUCTS, AND THE LEVEL OF GUARANTEED MINIMUM DEATH BENEFITS PAID
TO CLIENTS; CHANGES IN ASSUMPTIONS RELATING TO DAC, WHICH COULD IMPACT THE AMOUNT OF DAC AMORTIZATION; CHANGES IN FEDERAL SECURITIES LAWS AFFECTING THE MUTUAL FUND INDUSTRY, INCLUDING POSSIBLE ENFORCEMENT PROCEEDINGS AND THE ADOPTION OF RULES AND REGULATIONS DESIGNED TO PREVENT TRADING ABUSES, RESTRICT OR ELIMINATE CERTAIN TYPES OF FEES, CHANGE MUTUAL

FUND GOVERNANCE AND MANDATE ADDITIONAL DISCLOSURES, AND THE ABILITY TO MAKE THE REQUIRED INVESTMENT TO UPGRADE COMPLIANCE SYSTEMS AND PROCEDURES IN RESPONSE TO THESE CHANGES; AEFA'S ABILITY TO AVOID DETERIORATION IN ITS HIGH-YIELD PORTFOLIO IN ORDER TO MITIGATE LOSSES IN ITS INVESTMENT PORTFOLIO; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INSURANCE, ANNUITY AND INVESTMENT CERTIFICATE PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO TRS' LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN
CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF
CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS, INCLUDING
CHANGES IN TAX LAWS OR REGULATIONS THAT COULD RESULT IN THE ELIMINATION OF CERTAIN TAX BENEFITS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; DEFICIENCIES AND INADEQUACIES IN THE COMPANY'S INTERNAL CONTROL OVER FINANCIAL REPORTING, WHICH COULD RESULT IN INACCURATE OR INCOMPLETE FINANCIAL REPORTING; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM
10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AND ITS OTHER REPORTS FILED WITH
THE SEC.


                                      ***

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.

(Preliminary)

                           American Express Company
                  Condensed Consolidated Statements of Income


(Millions)

                                                         Quarters Ended                      Six Months Ended
                                                            June 30,                             June 30,
                                                     ---------------------   Percentage   ---------------------     Percentage
                                                       2005        2004       Inc/(Dec)      2005       2004         Inc/(Dec)
                                                     ---------   ---------   ----------   ---------   ---------     ----------
Revenues
  Discount revenue                                   $   2,941   $   2,529         16.3%  $   5,613   $   4,897           14.6%
  Net investment income                                    822         785          4.7       1,625       1,526            6.5
  Management and distribution fees                         814         724         12.3       1,612       1,503            7.2
  Cardmember lending net finance charge revenue            637         561         13.7       1,229       1,102           11.5
  Net card fees                                            506         472          7.0       1,004         944            6.3
  Travel commissions and fees                              502         468          7.1         924         885            4.3
  Other commissions and fees                               611         565          8.2       1,188       1,094            8.6
  Insurance and annuity revenues                           403         378          6.8         800         742            7.9
  Securitization income, net                               296         282          4.8         612         512           19.4
  Other                                                    470         468          0.7         968         937            3.4
                                                     ---------   ---------                ---------   ---------
    Total revenues                                       8,002       7,232         10.6      15,575      14,142           10.1
                                                     ---------   ---------                ---------   ---------
Expenses
  Human resources                                        2,092       1,813         15.4       4,085       3,592           13.7
  Marketing, promotion, rewards
    and cardmember services                              1,471       1,250         17.7       2,829       2,297           23.2
  Provision for losses and benefits                      1,177       1,080          9.1       2,277       2,102            8.4
  Interest                                                 251         210         19.7         470         413           13.8
  Other operating expenses                               1,692       1,613          4.7       3,220       3,224           (0.1)
                                                     ---------   ---------                ---------   ---------
    Total expenses                                       6,683       5,966         12.0      12,881      11,628           10.8
                                                     ---------   ---------                ---------   ---------
Pretax income before accounting change                   1,319       1,266          4.2       2,694       2,514            7.1
Income tax provision                                       306         390        (21.6)        735         773           (5.1)
                                                     ---------   ---------                ---------   ---------
Income before accounting change                          1,013         876         15.7       1,959       1,741           12.6
Cumulative effect of accounting change, net of tax           -           -            -           -         (71)(A)          -
                                                     ---------   ---------                ---------   ---------
Net income                                           $   1,013   $     876         15.7   $   1,959   $   1,670           17.3
                                                     =========   =========                =========   =========

(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax) related to the January 1, 2004 adoption of SOP 03-1.

(Preliminary)

                            American Express Company
                      Condensed Consolidated Balance Sheets

(Billions)

                                                      June 30,   December 31,
                                                        2005         2004
                                                     ---------   ------------
Assets
  Cash and cash equivalents                          $       9   $         10
  Accounts receivable                                       35             35
  Investments                                               61             61
  Loans                                                     37             35
  Separate account assets                                   37             36
  Other assets                                              17             16
                                                     ---------   ------------
    Total assets                                     $     196   $        193
                                                     =========   ============

Liabilities and Shareholders' Equity
  Separate account liabilities                       $      37   $         36
  Short-term debt                                           13             14
  Long-term debt                                            30             33
  Other liabilities                                         99             94
                                                     ---------   ------------
    Total liabilities                                      179            177
                                                     ---------   ------------

  Shareholders' Equity                                      17             16
                                                     ---------   ------------
    Total liabilities and shareholders' equity       $     196   $        193
                                                     =========   ============

(Preliminary)

                           American Express Company
                               Financial Summary


(Millions)

                                                         Quarters Ended                      Six Months Ended
                                                            June 30,                             June 30,
                                                     ---------------------   Percentage   ---------------------     Percentage
                                                       2005        2004       Inc/(Dec)      2005        2004        Inc/(Dec)
                                                     ---------   ---------   ----------   ---------   ---------     ----------
Revenues
  Travel Related Services                            $   5,974   $   5,378         11.1%  $  11,556   $  10,428           10.8%
  American Express Financial Advisors                    1,908       1,737          9.8       3,769       3,465            8.8
  American Express Bank                                    208         203          2.1         415         413            0.4
                                                     ---------   ---------                ---------   ---------
                                                         8,090       7,318         10.5      15,740      14,306           10.0
  Corporate and other,
    including adjustments and eliminations                 (88)        (86)        (1.4)       (165)       (164)          (0.5)
                                                     ---------   ---------                ---------   ---------

CONSOLIDATED REVENUES                                $   8,002   $   7,232         10.6   $  15,575   $  14,142           10.1
                                                     =========   =========                =========   =========
Pretax Income (Loss) Before Accounting Change
  Travel Related Services                            $   1,168   $   1,079          8.2   $   2,340   $   2,052           14.0
  American Express Financial Advisors                      177         264        (32.8)        412         581          (29.0)
  American Express Bank                                     45          42          6.9          91          90            1.3
                                                     ---------   ---------                ---------   ---------
                                                         1,390       1,385          0.4       2,843       2,723            4.4
  Corporate and other                                      (71)       (119)        39.8        (149)       (209)          28.4
                                                     ---------   ---------                ---------   ---------

PRETAX INCOME BEFORE ACCOUNTING CHANGE               $   1,319   $   1,266          4.2   $   2,694   $   2,514            7.1
                                                     =========   =========                =========   =========
Net Income (Loss)
  Travel Related Services                            $     808   $     732         10.4   $   1,609   $   1,397           15.2
  American Express Financial Advisors                      140         174        (19.4)        306         331(A)        (7.6)
  American Express Bank                                     61          28            #          91          58           57.9
                                                     ---------   ---------                ---------   ---------
                                                         1,009         934          8.1       2,006       1,786           12.3
  Corporate and other                                        4         (58)           #         (47)       (116)          59.6
                                                     ---------   ---------                ---------   ---------

NET INCOME                                           $   1,013   $     876         15.7   $   1,959   $   1,670(A)        17.3
                                                     =========   =========                =========   =========

# - Denotes a variance of more than 100%.

(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax) related to the January 1, 2004 adoption of SOP 03-1.

(Preliminary)

                           American Express Company
                         Financial Summary (continued)


                                                         Quarters Ended                       Six Months Ended
                                                            June 30,                               June 30,
                                                    -----------------------   Percentage   -----------------------     Percentage
                                                       2005         2004      Inc/(Dec)       2005         2004        Inc/(Dec)
                                                    ----------   ----------   ----------   ----------   ----------     ----------
EARNINGS PER COMMON SHARE

BASIC
  Income before accounting change                   $     0.82   $     0.69         18.8%  $     1.59   $     1.37           16.1%

  Net income                                        $     0.82   $     0.69         18.8%  $     1.59   $     1.31(A)        21.4%
                                                    ==========   ==========                ==========   ==========

  Average common shares outstanding (millions)           1,231        1,263         (2.5)%      1,235        1,270           (2.8)%
                                                    ==========   ==========                ==========   ==========

DILUTED
  Income before accounting change                   $     0.81   $     0.68         19.1%  $     1.56   $     1.34           16.4%

  Net income                                        $     0.81   $     0.68         19.1%  $     1.56   $     1.29(A)        20.9%
                                                    ==========   ==========                ==========   ==========

  Average common shares outstanding (millions)           1,254        1,288         (2.6)%      1,259        1,296           (2.9)%
                                                    ==========   ==========                ==========   ==========

Cash dividends declared per common share            $     0.12   $     0.10         20.0%  $     0.24   $     0.20           20.0%
                                                    ==========   ==========                ==========   ==========

                       Selected Statistical Information


                                                         Quarters Ended                       Six Months Ended
                                                            June 30,                               June 30,
                                                    -----------------------   Percentage   -----------------------     Percentage
                                                       2005         2004      Inc/(Dec)       2005         2004        Inc/(Dec)
                                                    ----------   ----------   ----------   ----------   ----------     ----------
Return on average total shareholders' equity (B)          23.1%        21.2%           -         23.1%        21.2%             -
Common shares outstanding (millions)                     1,240        1,267         (2.1)%      1,240        1,267           (2.1)%
Book value per common share                         $    13.84   $    11.96         15.7%  $    13.84   $    11.96           15.7%
Shareholders' equity (billions)                     $     17.2   $     15.2         13.2%  $     17.2   $     15.2           13.2%

(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax), or $0.06 on a basic per share basis and $0.05 on a diluted per share basis, related to the January 1, 2004 adoption of SOP 03-1.

(B) Computed on a trailing 12-month basis using total shareholders' equity as included in the Consolidated Financial Statements prepared in accordance with GAAP.